Exhibit 10.38

AMENDMENT NO. 9
TO THE
HEALTH MANAGEMENT ASSOCIATES, INC.
STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

Effective May 21, 2002

     WHEREAS, Health Management Associates, Inc., a Delaware corporation (the “Company”), has established the Health Management Associates, Inc. Stock Option Plan for Outside Directors, effective February 21, 1995, (as heretofore amended, the “Directors’ Option Plan”); and

     WHEREAS, pursuant to Section 13 of the Directors’ Option Plan, the Board of Directors of the Company has authorized, approved, and adopted the amendment to the Directors’ Option Plan set forth herein;

     NOW, THEREFORE, the Directors’ Option Plan is hereby amended, effective May 21, 2002, as follows:

     1. A new Paragraph “(iv)” is hereby added to Subsection “(d) Additional Grant Dates.” of Section “4. Grants of Options.” of the Directors’ Option Plan, to provide in its entirety as follows (with the remainder of said Subsection (d) and said Section 4 being unchanged and unaffected by this Amendment and continuing in full force and effect):

“(iv) Notwithstanding the provisions of Section 4(b) hereof to the contrary, on May 21, 2002 (a ‘Grant Date’), each Participating Director meeting the eligibility requirements of Section 1 hereof shall automatically be granted an Option to purchase 5,000 Shares.”

     2. Except as amended hereby, the Directors’ Option Plan shall remain in full force and effect in accordance with its terms.

     This Amendment No. 9 to the Health Management Associates, Inc. Stock Option Plan for Outside Directors was authorized, approved, and adopted by the Board of Directors of the Company on May 21, 2002.

/s/ Timothy R. Parry
————————————————— Timothy R. Parry, Corporate Secretary

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